Exhibit 99.1

September 6, 2024

Liberty Media Corporation to Present at Goldman Sachs Communacopia & Technology Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Media Corporation (NASDAQ: LSXMA, LSXMB, LSXMK, FWONA, FWONK, LLYVA, LLYVK) announced that Greg Maffei, President and CEO of Liberty Media Corporation, will be presenting at the Goldman Sachs Communacopia & Technology Conference on Tuesday, September 10th at 6:05 p.m. E.T. in San Francisco. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at https://www.libertymedia.com/investors/news-events/ir-calendar to register for the webcast. An archive of the webcast will also be available on this website after appropriate filings have been made with the SEC.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications, sports and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Formula One Group and the Liberty Live Group. The businesses and assets attributed to the Liberty SiriusXM Group (NASDAQ: LSXMA, LSXMB, LSXMK) include Liberty Media’s interest in Sirius XM. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) include Liberty Media’s subsidiaries Formula 1 and Quint, and other minority investments. The businesses and assets attributed to the Liberty Live Group (NASDAQ: LLYVA, LLYVK) include Liberty Media’s interest in Live Nation and other minority investments.

Liberty Media Corporation
Shane Kleinstein, 720-875-5432

Source: Liberty Media Corporation